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                                                                    EXHIBIT 21.1

              SUBSIDIARIES OF WILSON GREATBATCH TECHNOLOGIES, INC.

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CORPORATION                                                   INCORPORATED
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
WGL Intermediate Holdings, Inc.                               Delaware
(direct subsidiary of Wilson Greatbatch Techologies, Inc.)

Wilson Greatbatch Ltd.                                        New York
(direct subsidiary of WGL Intermediate Holdings, Inc.)

Greatbatch-Hittman, Inc.                                      Delaware
(direct subsidiary of Wilson Greatbatch Ltd.)

Battery Engineering, Inc.                                     Massachusetts
(direct subsidiary of Wilson Greatbatch Ltd.)

Wilson Greatbatch Foreign Sales Corporation                   Barbados
(direct subsidiary of Wilson Greatbatch Ltd.)

GB Acquisition Co., Inc.                                      Delaware
(direct subsidiary of Greatbatch-Hittman, Inc.)
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